UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 18, 2011

CHINA NUTRIFRUIT GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-34440	87-0395696
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang 163316
People’s Republic of China
(Address of Principal Executive Offices)

(86) 459-8972870
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On January 12, 2011, China Nutrifruit Group Limited (the “Company”) held an annual meeting of its shareholders at which the Company’s shareholders elected five directors, approved the China Nutrifruit Group Limited 2010 Equity Incentive Plan and ratified the selection by the Audit Committee of HLB Hodgson Impey Cheng as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

The following table sets forth the matters voted upon at the annual meeting and the results of the voting on each matter voted upon:

Matter Voted Upon	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Changjun Yu to the Company’s Board of Directors	29,257,865	0	0	5,286	3,289,674
Election of Jizeng Zhang to the Company’s Board of Directors	29,257,865	0	0	5,286	3,289,674
Election of William Haus to the Company’s Board of Directors	29,257,865	0	0	5,286	3,289,674
Election of Chun Wai Chan to the Company’s Board of Directors	29,257,865	0	0	5,286	3,289,674
Election of Jingfu Li to the Company’s Board of Directors	29,257,865	0	0	5,286	3,289,674
Approval the China Nutrifruit Group Limited 2010 Equity Incentive Plan	29,257,862	0	5,283	6	3,289,674
Ratification of the appointment of HLB Hodgson Impey Cheng as the Company’s independent accountants for fiscal year ended March 31, 2011	32,480,513	0	72,306	6	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2011
CHINA NUTRIFRUIT GROUP LIMITED

By: /s/ Changjun Yu
Changjun Yu
Chief Executive Officer